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                                                                     Exhibit 4.6


                                HOLDING GUARANTEE


                  GUARANTEE, dated as of April 28, 2000, made by RACI HOLDING, INC., a Delaware corporation (the "Guarantor") in favor of THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") for the several banks and other financial institutions (the "Lenders") from time to time parties to the Amended and Restated Credit Agreement, dated as of April 28, 2000 (as the same may be amended, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), among Remington Arms Company, Inc., a Delaware corporation (the "Borrower"), the Lenders, Chase Securities Inc. and Banc of America Securities LLC, as joint lead arrangers, Bank of America, N.A., as syndication agent, Goldman Sachs Credit Partners, L.P., as documentation agent, (collectively the "Other Representatives") and the Administrative Agent.


                                   WITNESSETH:


                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Extensions of Credit (as defined in the Credit Agreement) to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective initial Extensions of Credit to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent, for the ratable benefit of the Lenders; and

                  WHEREAS, the Guarantor is the owner of all the issued and outstanding capital stock of the Borrower, and it is to the advantage of Guarantor that the Lenders make the Extensions of Credit to the Borrower;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Other Representatives and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                  1. Defined Terms. (a) Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as defined therein. The following terms shall have the following meanings:

                  "Guarantee": this Guarantee, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Obligations": the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent, the Other Representatives and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents, any Interest Rate Agreement entered into with any Lender, any Guarantee Obligations of the Borrower referred to in Section 8.4(b) of the Credit Agreement as to which any Lender is a beneficiary, and any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with a termination of any transaction entered into pursuant to



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         an Interest Rate Agreement entered into with any Lender, amounts payable to any Lender in connection with any such Guarantee Obligation, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent, any Other Representative or any Lender that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or any other Loan Document).

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  2. Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) The Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent, any Other Representative or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                  (c) No payment or payments made by the Borrower or any other Person or received or collected by the Administrative Agent, any Other Representative or any Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations pursuant to this Guarantee, remain liable for the Obligations until payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit.

                  (d) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent, any Other Representative or any Lender on account of its liability hereunder, it will notify the Administrative Agent, such Other Representative and such Lender in writing that such payment is made under this Guarantee for such purpose.


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                  3. Right of Set-off. Upon the occurrence and during the
continuance of any Event of Default under Section 9(a) of the Credit Agreement, the Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor to the extent permitted by applicable law, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder with respect to any amount then due and payable under Section 9(a) of the Credit Agreement, whether or not the Administrative Agent or such Lender has made any demand for payment and although such obligations and liabilities may be contingent or unmatured. The Administrative Agent and each Lender, as the case may be, shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

                  4. No Subrogation. Notwithstanding anything to the contrary in this Guarantee, the Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including Section 509 thereof, under common law or otherwise) of the Administrative Agent, any Other Representative or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent, any Other Representative or any Lender for the payment of the Obligations. The Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Borrower or any other Person which may have arisen in connection with this Guarantee. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Borrower to the Guarantor on account of any of the rights waived in this paragraph, such amount shall be held by the Guarantor in trust for the Administrative Agent and each Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be held as collateral security for the Obligations (whether matured or unmatured), and/or then or at any time thereafter may be applied against the Obligations then due and owing in such order as the Administrative Agent may determine. The provisions of this paragraph shall survive the termination of this Guarantee, the payment in full of the Notes, the Reimbursement Obligations and the other Obligations, the termination of the Commitments and the expiration, termination or return of the Letters of Credit.

                  5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes, and the other Loan Documents (other than this Agreement) and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold,


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exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent, any Other Representative or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, any Other Representative or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or the Guarantor, on the one hand, and the Administrative Agent, the Other Representatives and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or the Guarantor with respect to the Obligations. To the extent permitted by law, this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, any Note, or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, any Other Representative or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent, any Other Representative or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) (other than payment in full of the Obligations) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent, any Other Representative and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent, any Other Representative or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent, any Other Representative or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent, the Other Representatives and the Lenders, and their respective successors, indorsees, transferees and assigns, until the payment in full of the Notes, the Reimbursement Obligations, the other Obligations then due and owing and the obligations of the Guarantor under this Guarantee then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations, upon the occurrence of all of which this Guarantee shall, subject to paragraph 7 hereof, terminate.


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                  7. Reinstatement. This Guarantee shall continue to be
effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, any Other Representative or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  8. Payments. The Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent set forth in Section 11.2 of the Credit Agreement.


                  9. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent, the Other Representatives and the Lenders that:


                  (a) the Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                  (b) the Guarantor has the corporate power and authority to make, deliver and perform its obligations under this Guarantee and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee and the other Loan Documents to which it is a party;

                  (c) each of this Guarantee and the other Loan Documents to which it is a party has been duly executed and delivered on behalf of the Guarantor and constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

                  (d) the execution, delivery and performance of this Guarantee and the other Loan Documents to which it is a party will not violate any Requirement of Law or Contractual Obligation of the Guarantor in any respect that would reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to any Loan Document);

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee and the other Loan Documents to which the Guarantor is a party;

                  (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or against any of its properties or revenues (i) with respect to this Guarantee and the other Loan Documents to which it is a party or any of the transactions contemplated hereby or thereby or (ii) which would reasonably be expected to have a Material Adverse Effect;

                  (g) the Guarantor has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other


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         material property, and none of such property is subject to any Lien except for Liens of any of the types referred to in Section 8.3 of the Credit Agreement; and

                  (h) the Guarantor has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Guarantor, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or
         (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect, or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor or any of its Subsidiaries); and no tax Lien has been filed, and, to the knowledge of the Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.


                  (i) Since December 31, 1999 there has been no development or event which has had or would be reasonably expected to have a Material Adverse Effect.

                  The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each Extension of Credit to the Borrower under the Credit Agreement as though made hereunder on and as of such date.

                  10. Covenants. The Guarantor hereby covenants and agrees with the Administrative Agent, the Other Representatives and the Lenders that, from and after the date of this Guarantee until payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit,

                  (a) the Guarantor shall not, and shall not permit the Borrower or any of its other Subsidiaries to, take any action or fail to take any action, as the case may be, if such action or failure would result in a violation of any of the covenants of the Borrower contained in Sections 7 and 8 of the Credit Agreement,

                  (b) the Guarantor shall not conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than (i) transactions contemplated by the Loan Documents and the provision of administrative, legal, accounting and management services to any of the Borrower and its Subsidiaries, (ii) the ownership of the capital stock of the Borrower, and the exercise of rights and performance of obligations in connection therewith, (iii) the entry into, and exercise of rights and performance of obligations in respect of, (A) this Guarantee and the other Loan Documents to which the Guarantor is a party, and any other agreement to which it is a party on the date hereof, in each case as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof, (B) contracts and agreements with officers, directors and employees of the Guarantor or a Subsidiary thereof relating to their employment or directorships, (C) insurance policies and related contracts and agreements, (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or any offering, issuance or sale thereof, including but not limited to in respect of Management Subscription Agreements and (E) the Holding Subordinated Note Guarantee, (iv) the offering, issuance, sale and repurchase or redemption of, and


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                           dividends or distributions on, its equity securities,
                           (v) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vi) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (vii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants,
                           (viii) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of the Borrower and its Subsidiaries, (ix) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, (x) making loans to, or other Investments in, or incurrence of Indebtedness to, its Subsidiaries, and (xi) other activities incidental or related to the foregoing,

                  (c) The Guarantor shall not own, lease, manage or otherwise operate any properties or assets other than in connection with the activities described in clause
                           (b) above, or incur, create, assume or suffer to exist any Indebtedness or Guarantee Obligations or other liabilities or financial obligations other than as may be incurred, created or assumed or exist in connection with the activities described in clause
                           (b) above (including but not limited to Guarantee Obligations in connection with (i) Management Subscription Agreements and (ii) the Holding Subordinated Note Guarantee),

                  (d) the Guarantor shall (i) preserve, renew and keep in full force and effect its corporate existence and
                           (ii) comply in all material respects with all Contractual Obligations and Requirements of Law applicable to it, except to the extent that the failure to comply therewith would not reasonably be expected, in the aggregate, to have a Material Adverse Effect and

                  (e) the Guarantor shall not amend, modify or change, or consent to any amendment, modification or change to any material term of the Holding Subordinated Note Guarantee (including, without limitation, the subordination provisions thereof, covenants, stated maturity, principal amount or rate of payment of interest) in a manner that would have an adverse effect on the interests of the Administrative Agent or the Lenders hereunder or under any Loan Document without the prior consent of the Required Lenders.


                  11. Further Assurances. The Guarantor hereby covenants and agrees with the Administrative Agent, the Other Representatives and the Lenders that, from and after the date of this Guarantee until payment in full of the Notes, the Reimbursement Obligations and the other Obligations then due and owing, the termination of the Commitments and the expiration, termination or return to the Issuing Lender of the Letters of Credit, at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Guarantor, the Guarantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Guarantee and of the rights and powers herein granted.

                  12. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as among


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the Administrative Agent, the Other Representatives and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation to make any inquiry respecting such authority.

                  13. Notices. All notices, requests and demands under this Guarantee shall be given in accordance with Section 11.2 of the Credit Agreement and, in the case of the Guarantor, its address or transmission number for notices shall be as set forth under its signature below.

                  The Administrative Agent, each Other Representative, each Lender and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in Section 11.2 of the Credit Agreement.

                  14. Counterparts. This Guarantee may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Guarantee shall be lodged with the Administrative Agent.

                  15. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  16. Integration. This Guarantee represents the entire agreement of the Guarantor and the Administrative Agent with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Administrative Agent, any Other Representative or any Lender relative to the subject matter hereof not reflected or referred to herein.

                  17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent in accordance with Section 11.1 of the Credit Agreement.

                  (b) Neither the Administrative Agent, any Other Representative nor any Lender shall by any act (except by a written instrument pursuant to paragraph 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent, any Other Representative or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent, any Other Representative or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, such Other Representative or such Lender would otherwise have on any future occasion.

                  (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  18. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  19. Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor, the applicable Lender, the applicable Other Representative or the Administrative Agent, as the case may be, at the address referred to in paragraph 13 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph any punitive damages.

                  20. WAIVERS OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  21. Acknowledgements. The Guarantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents to which it is a party;

                  (b) none of the Administrative Agent, any Co-Agent nor any Lender has any fiduciary relationship with or duty to the Guarantor arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Administrative Agent, the Other Representatives and Lenders, on one hand, and the Borrower and the Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, the Guarantor and the Lenders.

                  22. Successors and Assigns. This Guarantee shall be binding upon the respective successors and assigns of the Guarantor, the Administrative Agent, the Other Representatives and the Lenders, and shall inure to the benefit of the Administrative Agent, the Other Representatives and the Lenders and their respective successors and assigns.

                  23. GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.


                  IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.


                               RACI HOLDING, INC.


                               By:
                                   ---------------------------------
                                 Title:
                                        ----------------------------

                               Address for Notices:

                               870 Remington Drive
                               P.O. Box 700
                               Madison, NC 27025

                               Attention:  Chief Financial Officer
                               Telecopy:  (336) 548-8629



ACKNOWLEDGED AND AGREED AS
OF THE DATE HEREOF BY:

THE CHASE MANHATTAN BANK, as Administrative Agent


By:
    ---------------------------------
  Title:
         ----------------------------